Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Completes Next Phase of G4S Cash Acquisition

RICHMOND, Va., April 6, 2020 – The Brink’s Company (NYSE: BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced that it has completed its acquisition of G4S plc (LSE: GFS) cash operations in the Netherlands, Belgium, Ireland and Hong Kong. On March 9, Brink’s completed its previously disclosed acquisition of G4Si, a global provider of secure logistics and storage services. On March 10, the company sold G4Si’s U.K.-based operations, which had 2019 revenue of less than $10 million.
On February 26, Brink’s announced the planned acquisition of G4S cash operations in 17 markets, with closings planned in multiple phases throughout 2020. Based on favorable currency translation and other positive adjustments, the company expects to pay approximately $835 million for the entire transaction, including approximately $420 million to complete the remaining transactions in 13 markets.
In 2019, the G4S businesses being acquired generated combined pro forma revenue of approximately $800 million and adjusted EBITDA of approximately $115 million, more than 50 percent of which is attributable to the acquisitions completed to date. When the entire acquisition is completed and fully integrated, management expects to achieve annualized cost-based synergies of approximately $20 million. Approximately 90 percent of these cost synergies are related to the businesses acquired to date and are expected to be achieved by the end of 2020.
The acquisition is being financed with cash and debt from the company’s existing credit facility. Upon completion of the entire transaction, which is expected to add more than $135 million in annualized EBITDA, Brink’s expects to have approximately $800 million of remaining liquidity.
Doug Pertz, president and chief executive officer of Brink’s, said: “Adding these important markets to our global footprint provides new platforms for growth and reinforces our leadership position in the global cash ecosystem. We welcome our new employees and look forward to serving our new customers. Our team looks forward to implementing our proven Strategy 1.0 organic growth initiatives, supplemented by the introduction of new high-margin, less capital-intensive solutions that are an integral part of Strategy 2.0 and our 3-year plan. Together, we will navigate the near-term uncertainties of the Covid-19 pandemic, prioritizing the health and safety of our employees and customers. I am confident that we will emerge in a strong position to execute our strategic initiatives and drive additional revenue and profit growth.”

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, secure route-based logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 42 markets serves customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward looking information. Forward-looking information in these materials includes, but is not limited to: purchase price for the G4S acquisition, the timing and amount of cost-based synergies associated with the G4S acquisition, expected contributions from the G4S acquisition, and liquidity following the closing of the G4S acquisition.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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